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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.   20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  January 17, 1996


                            St. Paul Bancorp, Inc
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



Delaware                     01-15580                    36-3504665
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(State or other              (Commission                 (IRS Employer
jurisdiction of              File Number)                Identification
incorporation)                                           No.)


6700 West North Avenue
Chicago, Illinois                                        60635
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(Address of principal executive office)                  (Zip Code)


Registrant's telephone number, including area code: (312) 622-5000
                                                     -------------

                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)




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Item 5.  Other Events

         On January 17, 1996, St. Paul Bancorp, Inc. (the "Company") announced that a third program to repurchase up to 925,000 shares (approximately 5%) of its currently outstanding common stock over the next six months in the open market (and privately negotiated transactions). Under its previous repurchase programs, the Company purchased 1,240,372 shares of its common stock.

         The company has also announced an increase in its quarterly cash dividend rate from $0.075 per share, to $0.10 per share. The increase in the cash dividend rate will be effective with the mid-January 1996 quarterly cash dividend.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                          ST. PAUL BANCORP, INC.
                                                          ----------------------
                                                          (Registrant)


                                                          /s/ Patrick J. Agnew
                                                          --------------------
                                                          Patrick J. Agnew
                                                          President




Attest:



/s/ Clifford M. Sladnick
----------------------------
Clifford M. Sladnick
Senior Vice President, General Counsel
and Corporate Secretary



Date:    January 18, 1996



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